UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023 (July 11, 2023)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Employment Agreement with Mr. Compton

On July 11, 2023, Nexstar Media Group, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Compton Employment Agreement”) with Sean Compton, President–Networks. Mr. Compton’s employment agreement will be effective on September 19, 2023 which extends his employment with the Company from September 19, 2023 to September 18, 2027 (the “Compton Term”), with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

Pursuant to the Compton Employment Agreement, during the Compton Term and any subsequent renewal term, Mr. Compton shall be entitled to receive an annual base salary of $1,000,000 beginning on September 19, 2023, subject to an annual review and further adjustments. In addition, Mr. Compton will be eligible to receive an annual bonus in the amount, if any, up to one hundred percent (100%) of his annual base salary in effect at the end of that fiscal year (or in excess of such amount, as the Chief Executive Officer (“CEO”), with the approval of the Compensation Committee of the Company’s Board of Directors, may determine is appropriate) pro-rated for any partial fiscal year during which Mr. Compton is employed by the Company pursuant to this Compton Employment Agreement, to be determined by the CEO, with the approval of the Compensation Committee of Nexstar’s Board of Directors, based on, among other things, whether the Company achieved the budgeted revenue and profit goals for such fiscal year. Notwithstanding the foregoing, for fiscal year 2023, Mr. Compton’s bonus calculation will be made on a prorated basis taking into account his base salary change on September 19, 2023.

In addition, during the Compton Term and any subsequent renewal term, Mr. Compton will be eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives.

During the Compton Term and any subsequent renewal term, in the event of specific instances of termination (including due to (i) consolidation, merger or comparable transaction, (ii) termination by the Company other than for cause or (iii) resignation by Mr. Compton with good reason), Mr. Compton will be eligible to receive payments consisting of (x) an amount equal to twelve (12) months of Mr. Compton’s then current annual base salary, and (y) an additional lump sum amount of $29,000.

Amendment to Executive Employment Agreement with Ms. Zimmer

On July 17, 2023, the Company entered into an Executive Employment Agreement (the “Zimmer Employment Agreement”) with Dana Zimmer, President–Distribution & Strategy. Ms. Zimmer’s employment agreement will be effective on September 19, 2023 which extends the term of her employment with the Company from September 19, 2023 to September 18, 2026 (the “Zimmer Term”), with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances

Pursuant to Zimmer Employment Agreement, during the Zimmer Term and any subsequent renewal term, Ms. Zimmer shall be entitled to receive an annual base salary of $1,200,000 beginning on September 19, 2023, subject to an annual review and further adjustments. In addition, Ms. Zimmer will be eligible to receive an annual bonus in the amount, if any, up to one hundred percent (100%) of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, as the CEO, with the approval of the Compensation Committee of the Company’s Board of Directors, may determine is appropriate) pro-rated for any partial fiscal year during which Ms. Zimmer is employed by the Company pursuant to this Zimmer Employment Agreement, to be determined by the CEO, with the approval of the Compensation Committee of Nexstar’s Board of Directors, based on, among other things, whether the Company achieved the budgeted revenue and profit goals for such fiscal year. Notwithstanding the foregoing, for fiscal year 2023, Ms. Zimmer’s bonus calculation will be made on a prorated basis taking into account her base salary change on September 19, 2023.

In addition, during the Zimmer Term and any subsequent renewal term, Ms. Zimmer will be eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives.

During the Zimmer Term and any subsequent renewal term, in the event of specific instances of termination (including due to (i) consolidation, merger or comparable transaction, (ii) termination by the Company other than for cause or (iii) resignation by Ms. Zimmer with good reason), Ms. Zimmer will be eligible to receive payments consisting of (x) an amount equal to twelve (12) months of Ms. Zimmer’s then current annual base salary, and (y) an additional lump sum amount of $29,000.

The foregoing description of Compton Employment Agreement and Zimmer Employment Agreement are qualified in its entirety by reference to the complete copy of these agreements that are filed as Exhibit 10.1 and Exhibit 10.2 to the Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On July 17, 2023, the Company issued a press release announcing the extension of employment with its executives. A copy of that press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended Executive Employment Agreement, effective as of September 19, 2023, between Sean Compton and Nexstar Media Group, Inc.
10.2	Amended Executive Employment Agreement, effective as of September 19, 2023, between Dana Zimmer and Nexstar Media Group, Inc.
99.1	Press Release of Nexstar Media Group, Inc. dated July 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	July 17, 2023	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha

Title:	Chief Financial Officer
(Principal Financial Officer)